Filed Pursuant to Rule 424(b)(3)

                                                      Registration No. 333-50958

PROSPECTUS SUPPLEMENT DATED SEPTEMBER 21, 2001

(To Prospectus filed on November 30, 2000)



                                PMC-SIERRA, INC.

                                   PROSPECTUS

                        1,579,718 Shares of Common Stock
                             ______________________


         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                               Shares to be
                                                              Offered for the
                  Selling Stockholders                      Selling Stockholder
------------------------------------------------------     ---------------------
Shyam and Anjali Dujari                                            6,792

N. Damodar Reddy                                                     134

C.N. Reddy                                                           134

V.R. Ranganath                                                        27

Swadesh Family Trust, Raj and Swadesh Singh Trustees                 645

Rajesh Parekh & Daksha Parekh, Trustees of the
  Parekh R84 Trust dated 9/22/98                                     553

Rajesh Parekh & Daksha Parekh, Trustees of the
  Parekh R88 Trust dated 9/22/98                                     553

Rajesh Parekh & Daksha Parekh, Trustees of the
  Parekh Family Trust 10/14/91                                       922

Deven Verma                                                          369

Chris Vora                                                           148

Karim Walji                                                          185

Alex W. Reichl                                                        19

Deepak Natarajan                                                      92

Roshana Malek-Asghar                                                  55

Lio Saephan                                                           19

Teresa Kasl                                                            9

Parag Raval                                                            9

Vijay Parekh                                                           9

Deepak Bhagat                                                          9

Ellezer Sternheim                                                      9

Anilyn Ferrer                                                          9

Brian Venneman                                                        37

Jorge del Calvo                                                        9

Jeff Yasuda                                                           19

Kiran Bapna                                                            9